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                                                                   EXHIBIT 10.10

$623,023.41                                             November 15, 1996

                                PROMISSORY NOTE
                                ---------------

FOR VALUE RECEIVED, including the cancellation of those certain Promissory Notes between Convention Drug Center, Inc., a Nevada corporation ("Maker") and Option Care, Inc., a California corporation ("Holder") dated, respectively, September 16, 1992, in the principal amount of $300,000 and November 29, 1994, in the principal amount of $802,860.88, Maker promises to pay to the order of Holder, or to the registered holder, in the manner set forth below, the principal sum of Six Hundred Twenty-Three Thousand Twenty-Three Dollars and Forty-One Cents ($623,023.41) plus interest accrued from and after November 15, 1996 on the balance of the principal amount of this Note remaining from time to time unpaid at a rate of interest equal to ten percent (10%) per annum, compounded annually.

The Principal amount of this Note together with all interest accrued thereon shall be due and payable in forty-eight (48) equal consecutive monthly installments in the amount of Fifteen Thousand Eight Hundred Forty-One Dollars and Three Cents ($15,841.03), with the first installment due and payable on December 15, 1996, and each of the next forty-seven (47) installments due and payable on the fifteenth day of each month thereafter, with the last such installment due and payable on November 15, 2000.

Occurrence of one or more of the following events shall constitute an "Event of Default:"

A. Failure of the Maker to pay any installment due under this Note where such failure has continued for a period of ten (10) days after its due date;

B. At any time, (i) commencement by the Maker of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted or any other applicable federal or state bankruptcy, insolvency or other similar law, (ii) consent by the Maker to the appointment of a receiver, trustee, custodian, sequestrator or other similar official for the Maker or any substantial part of its property, or to the taking possession by any such official of any substantial part of the property of the Maker, or (iii) making by the Maker of any assignment for the benefit of creditors generally;

C. Termination of the Maker's Franchise Agreement, as amended, with Option Care, Inc.;

D. Failure of Maker to pay for product ordered pursuant to Option Care, Inc.'s product contracts within 45 days of invoice; or

E. Failure to timely submit royalty reports and/or pay royalties by the date prescribed in the Franchise Agreement from and after November 15, 1996.

Upon the occurrence of an Event of Default hereunder, the Holder may, at its option, declare the entire unpaid Principal balance of the Note and all accrued interest thereon to be due and payable. Upon the occurrence of an Event of Default hereunder, the Holder may, at its option, escalate the interest rate to eighteen percent (18%) for the remaining term of the Note.

If, at any time, the applicable interest rate hereunder is deemed by any competent court of law, governmental agency, board, commission or tribunal, to exceed the maximum rate of interest
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permitted by applicable law, then, for such time as the applicable interest rate hereunder would be deemed excessive, such interest rate shall be suspended and this Note shall bear interest at the maximum rate permissible under such applicable law, but thereafter, the former applicable interest rate hereunder shall be reinstated.

All payments of Principal and interest hereunder shall be payable in lawful money of the United States of America at the offices of Holder located in the State of Illinois or at such other place as the Holder hereof may designate in writing to the Maker. If any payment of principal or interest hereunder shall become due on a Saturday, Sunday or business holiday under the laws of the State of Illinois or the United States of America, such payment shall be made on the next succeeding business day and such extension shall be included in computing any interest in respect of payment.

This Note may be prepaid in whole or in part at any time or from time to time without premium or penalty. All payments hereunder shall be applied first to interest on the unpaid balance hereunder at the rate herein specified and then to installments of principal in the inverse order of the maturity thereof.

The Maker agrees to pay, promptly and on demand by the Holder, all costs of collection and all reasonable attorneys' fees paid or incurred by the Holder in enforcing any of the Holder's rights hereunder. The maker waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, asserts to any extension or postponement of the time of any payment or any indulgence to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondary liable.

In the event that Maker enters into a financing arrangement for the purpose of repaying all indebtedness of Maker to the Bank of America and Golden State Finance (collectively Bank of America and Golden State Finance shall be referred to as "Secured Creditors") as well as terminating the financing statements of the Secured Creditors, and does indeed effectively terminate any and all financing statements of the Secured Creditors with the proper filing of Uniform Commercial Code Form 3's, Holder will be willing to subordinate its current position to one, but not more than one, primary lender as to an amount not in excess of Six Hundred Thousand Dollars ($600,000).

This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois.

The Holder's failure to assert or any delay in asserting any right or remedy provided herein shall not operate as a waiver of such right or remedy, nor shall any partial exercise preclude full exercise of any such right or remedy.

This Note shall be binding upon the legal representatives, successors and assigns of Maker and shall inure to the benefit of the legal representatives, successors, heirs and assigns of the Holder.

ATTEST:                                  Convention Drug Center, Inc.

__/s/  Gregg Weins_____________          By:      /s/  Ronald A. Memo
                                            ----------------------------------

                                         Name:        Ronald A. Memo
                                               -------------------------------

                                         Its:              President
                                             ---------------------------------

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